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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 333-17031, 333-17055 and 333-17405 on Form S-8 of New Rockwell International Corporation of our report dated November 6, 1996 (December 6, 1996 as to the sale of the Aerospace and Defense business to The Boeing Company described in
Note 1), appearing in the Annual Report on Form 10-K of Rockwell International Corporation for the year ended September 30, 1996, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of the Registration Statements.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
December 19, 1996